Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Ameris Bancorp of our report dated March 14, 2014, relating to our audit of the 2013 consolidated financial statements, included in the Annual Report on Form 10-K of Ameris Bancorp for the year ended December 31, 2015. We also consent to the reference to our firm under the caption “Experts” in such prospectus.

Atlanta, Georgia	/s/ Porter Keadle Moore, LLC

February 13, 2017